Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-183190 on Form S-3 and No. 333-176246 on Form S-8 of Dunkin’ Brands Group, Inc. of our report dated March 16, 2012 related to the financial statements of BR Korea Co., Ltd. as of December 31, 2011 and 2010, and for each of the two fiscal years ended December 31, 2011 (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the application of Accounting Standards for Non-Public Entities in the Republic of Korea (“KAS-NPE”) as of January 1, 2011 and the nature and effect of differences between Accounting Standards for Non-Public Entities in the Republic of Korea (“KAS-NPE”) and accounting principles generally accepted in the United States of America), appearing in the Amendment No. 1 to the Annual Report on Form 10-K of Dunkin Brands Group, Inc. for the year ended December 29, 2012.

/s/ DELOITTE ANJIN LLC

March 27, 2013